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News Release                                                           . . . .
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                                     FIRSTPLUS Financial Group, Inc.
                                     Daniel T. Phillips, Chairman/CEO
                                     Eric C. Green, President
                                     William P. Benac, CFO
                                     Stephen Hunter, VP Investor Relations,
                                     214-599-6300

                                     LIFE Financial Corporation
                                     Daniel L. Perl, Chief Executive Officer
                                     (909) 637-4020

FOR IMMEDIATE RELEASE
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                                     Michele Katz/Ian Hirsch/Michael Mahony
                                     Press: Brian Maddox/Estelle Bieber
                                     Morgan-Walke Associates
                                     (212) 850-5600

           FIRSTPLUS FINANCIAL GROUP, INC. TO ACQUIRE LIFE FINANCIAL
                                   CORPORATION

DALLAS, TX, March 12, 1998 - FIRSTPLUS Financial Group, Inc. (NYSE: "FP") and LIFE Financial Corporation (NASDAQ: "LFCO") today announced that the two companies have entered into a definitive agreement whereby FIRSTPLUS will acquire LIFE Financial in a stock-for-stock merger valued at approximately $138 million. The transaction is structured to provide approximately $20.00 in value of FIRSTPLUS stock for each share of LIFE Financial stock to the extent FIRSTPLUS stock trades between $30.00 and $40.00 per share. This transaction is expected to close in either the third or fourth quarter of 1998. The acquisition is expected to be accounted for as a pooling of interests.

LIFE, which has $409 million in assets, is the holding company for Life Bank, a federally chartered Savings and Loan Association, and has experienced considerable growth since Daniel L. Perl, Chairman and CEO, joined the company in 1994. Perl, who has over 20 years of commercial and residential lending experience, directed a rebound in Life Bank's earnings from a net loss of $650,000 in calendar 1994 to a net profit of $12.7 million in calendar 1997. LIFE completed its initial public offering in June 1997 at $11.00 per share, and its closing price on Wednesday, March 11, 1998 was $18 per share.

                                 -more-



                               [Letterhead]


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FIRSTPLUS FINANCIAL GROUP, INC.                                        PAGE 2

For the 1997 calendar year, LIFE, and its subsidiary Life Bank, originated $771 million of nonconventional mortgage loans, comprised principally of high loan-to-value residential second mortgages, sub-prime first- and second-lien mortgages, and commercial mortgages, all purchased through smaller correspondents or originated through brokers. In addition, during the past two years, LIFE implemented a retail origination program, which currently encompasses nine retail offices throughout southern California, a HELOC program and a commercial mortgage lending program, which focuses on owners of income-producing commercial properties seeking loans up to $1.5 million.

Dan Phillips, FIRSTPLUS Chairman and CEO, noted the following: "LIFE is an ideal merger partner for FIRSTPLUS because it furthers several important FIRSTPLUS strategic goals. First, LIFE gives FIRSTPLUS immediate access to the small correspondent and broker loan origination channel. FIRSTPLUS has not previously capitalized on this origination channel with respect to high-loan-to-value loans, and has only moderately developed this channel with respect to B/C loans. Second, LIFE's servicing systems and infrastructure accommodate HELOC and first lien loans (including escrow maintenance functions), which will enable FIRSTPLUS to more quickly develop these and related products. Third, LIFE services and originates commercial loans, typically collateralized by full recourse first liens on income-producing properties, which we believe is a business FIRSTPLUS can aggressively grow. Fourth, while LIFE is a relatively inexpensive source of funding, we expect to improve its cost of funds by expanding its deposit-taking branches and developing a marketing strategy to increase commercial personal checking accounts, potentially with Dan Marino as a spokesman. Fifth, LIFE can be used as a platform for a variety of loan products, including credit cards. Finally, LIFE also offers FIRSTPLUS access to a competent and efficient whole-loan trading infrastructure."

Daniel L. Perl, LIFE's Chairman and CEO commented, "LIFE significantly benefits from this merger because LIFE receives immediate access to loan origination, servicing, risk management and marketing technologies and infrastructures. FIRSTPLUS is a more efficient securitizer, and when integrated with FIRSTPLUS's consumer finance operation, LIFE will be able to offer a more diverse product-line to its customers. In addition, FIRSTPLUS, through its previous Citizens Thrift and Loan acquisition, has a proven track record of operating an FDIC-insured institution, making it an ideal merger partner."

"This is FIRSTPLUS's most significant acquisition to date," continued Mr. Phillips, "In addition to the strategic value of the combination, the transaction, excluding the effect of transaction costs and related charges, is expected to be immediately accretive to FIRSTPLUS's earnings, and during calendar 1999 should be approximately $0.040 per share accretive. This projected accretion will be accomplished through more efficient securitization execution of LIFE's production, improved operating efficiencies, and better first-lien sale execution as FIRSTPLUS utilizes LIFE's B/C loan platform and whole-loan trading infrastructure. As more marketing synergies and cost savings opportunities develop, and as LIFE's low cost of funds are more frequently utilized, we expect the transaction to continue to contribute accretively to future earnings."

                                    -more-

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FIRSTPLUS FINANCIAL GROUP, INC.                           PAGE 3




FIRSTPLUS Financial Group, Inc. is a specialized consumer finance company that, through its subsidiaries, originates, purchases, services and securitizes consumer finance receivables, primarily home improvement and debt consolidation loans, collateralized by liens on the borrower's home. The Company, headquartered in Dallas, has regional offices in Columbia, South Carolina; Columbus, Ohio; Denver, Colorado; Greenvile, South Carolina; Holly Springs, Mississippi; Mission Viejo, California; Salt Lake City, Utah; and Tustin, California; and a network of origination branches nationwide.

LIFE Financial Corporation conducts it business from fifteen locations: the corporate headquarters and regional lending center located in Riverside, California, additional regional lending centers located in Boston, Massachusetts, Jacksonville, Florida, and the Denver, Colorado metropolitan area, the Bank's home office in San Bernardino, California, an additional savings branch office in Riverside, California and nine retail lending offices in Southern California.

The two companies will hold a joint press conference this morning, Thursday, March 12, 1998 at 10:00 a.m., eastern standard time at the Palace Hotel, 455 Madison Avenue, New York, NY on the 4th Floor, in the Holmes Suite. Anyone interested in joining the press conference via teleconference call can do so by dialing (800) 289-0730, confirmation number 443928. A digitized replay will be available by dialing (402) 220-0103 available until noon, March 16, 1998.

The closing of the acquisition is subject to the receipt of all regulatory approvals and approval by the stockholders of LIFE Financial Corporation, as well as other customary conditions to closing; consequently, there can be no assurance that the transaction will be consummated.

The above statements in this press release contain forward-looking statements that involve a number of risks and uncertainties. In addition to the factors discussed in this press release, reference is made to the Form 8-K, filed by the Company with the Securities and Exchange Commission on December 19, 1996, for a list of, and discussion with respect to, certain factors that could cause actual results to differ materially from the forward-looking statements contained herein.

Keefe, Bruyette & Woods, Inc. acted as financial advisor to LIFE. Banc One Capital Corporation acted as financial advisor to FIRSTPLUS.


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